UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2018

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact Name of Registrant as Specified in its Charter)

Not Applicable	033-80655	06-1436334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT		06382
(Address of Principal Executive Offices)		(Zip Code)

(860) 862-8000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5      Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2018, the Mohegan Tribal Gaming Authority d/b/a Mohegan Gaming & Entertainment (the “Company”) announced that Drew M. Kelley has joined the Company as its Chief Financial Officer.

Mr. Kelley, age 41, previously served as Chief Financial Officer, and then as interim Chief Executive Officer and a Director, of ARC Group Worldwide, Inc., a publicly traded global leading manufacturer of precision metallurgic products and advanced 3D printing. Mr. Kelley was with ARC Group from October 2013 to May 2018. Prior to that, Mr. Kelley spent more than a decade in progressive levels of investment banking and equity research with several leading Wall Street firms, including Merrill Lynch & Co., Bear, Stearns & Co. Inc., and Jefferies LLC. During this time, he advised on and led transactions with numerous gaming companies, and also served as advisor to several tribal gaming and entertainment companies.

Pursuant to an offer letter from the Company, Mr. Kelley will receive an annual base salary of $700,000 and a sign-on bonus of $300,000, and will be entitled to participate in the Company’s incentive compensation program with a target of 35% of annual base salary, payable at the discretion of the Management Board of the Company. The offer letter is contingent upon the execution of a mutually agreeable employment agreement between the Company and Mr. Kelley and, accordingly, the foregoing description of Mr. Kelley’s compensation is only a summary and is and shall be qualified in its entirety by such employment agreement once executed, a copy of which will be appropriately filed pursuant to the requirements of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2018	MOHEGAN TRIBAL GAMING AUTHORITY D/B/A MOHEGAN GAMING & ENTERTAINMENT

	By:	/s/ Kevin P. Brown
	Name:	Kevin P. Brown
	Title:	Chairman, Management Board

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